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                              FOLD AND DETACH HERE
PROXY                                                              Exhibit 99.02

                               EGGHEAD.COM, INC.

                             521 S.E. Chkalov Drive
                          Vancouver, Washington 98683

  This proxy is solicited on behalf of the board of directors of Egghead.com,
                                      Inc.

  The undersigned hereby appoints George P. Orban and Jonathan W. Brodeur, and each of them, with full powers of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Egghead.com, Inc. held of record by the undersigned on September 20, 1999, at the special meeting of shareholders of Egghead.com, Inc. to be held on November 4, 1999, and at any adjournment or postponement thereof.

  This Proxy, when properly executed and returned in a timely manner, will be voted at the special meeting and any adjournment or postponement thereof in the manner directed herein. If no direction is made, this Proxy will be voted FOR the proposal to adopt and approve the merger agreement and approve the merger.

  In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE
                               ENCLOSED ENVELOPE.

             (Continue and to be signed and dated on reverse side)

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[X] Please mark your vote as indicated in this example.

The Board of Directors unanimously recommends that you vote FOR the following proposal:

1. To adopt and approve the merger agreement among Onsale, Inc., EO Corporation, a wholly-owned subsidiary of Onsale, Inc., and Egghead.com, Inc. and approve the merger that will cause Egghead.com, Inc. to become a wholly-owned subsidiary of Onsale, Inc.

          [_] FOR         [_] AGAINST         [_] ABSTAIN

Date:      , 1999

Signature(s):  ____________________
         __________________________

Title: ____________________________



This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.

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         FOLD AND DETACH HERE

YOUR VOTE IS VERY IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                    PROMPTLY BY USING THE ENCLOSED ENVELOPE.